Exhibit 99.2

FOR IMMEDIATE RELEASE	For Further Information:
Jill Peters, Investor Relations Contact
(310) 893-7456 or investorrelations@kbhome.com

KB HOME ANNOUNCES PRICING OF SENIOR NOTES DUE 2027 AND SENIOR NOTES DUE 2023; COMPANY INTENDS TO OPTIONALLY REDEEM OUTSTANDING SENIOR NOTES DUE 2019

LOS ANGELES (February 5, 2019) — KB Home (NYSE: KBH), one of the nation’s largest homebuilders, today announced that it has priced its previously announced offerings of $300.0 million in aggregate principal amount of its senior notes due 2027 and an additional $100.0 million in aggregate principal amount of its existing series of 7.625% senior notes due 2023.

The senior notes due 2027 will bear interest at a rate of 6.875% per annum and will be issued at a public offering price of 100.00%. The senior notes due 2023 will be issued at a public offering price of 105.250%, plus accrued interest from November 15, 2018 (the last date on which interest was paid on the existing 2023 senior notes) to the date of delivery. The senior notes will be guaranteed on an unsecured senior basis by certain of KB Home’s subsidiaries that have guaranteed KB Home’s outstanding senior notes.

KB Home estimates the aggregate net proceeds from the senior notes offerings to be approximately $399.8 million, after deducting the underwriting discount and estimated offering expenses payable by KB Home. KB Home intends to use the net proceeds to optionally redeem all $400.0 million in aggregate principal amount of its outstanding 4.75% senior notes that mature on May 15, 2019. KB Home intends to request that U.S. Bank National Association, trustee for the notes, issue a redemption notice on February 6, 2019 specifying a redemption price of 100% of the principal amount of the notes to be redeemed plus accrued but unpaid interest thereon to the redemption date, payable on March 8, 2019.

The closing of the senior notes offerings is expected to occur on February 20, 2019, subject to the satisfaction of customary closing conditions. The closing of one senior notes offering is not contingent upon the closing of the other senior notes offering. Deutsche Bank Securities Inc., BofA Merrill Lynch, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers for the senior notes offerings.

The senior notes offerings are being made pursuant to an effective shelf registration statement that KB Home has on file with the Securities and Exchange Commission (“SEC”).

A copy of the prospectus supplements and accompanying prospectus describing the senior notes offerings, when available, may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting Deutsche Bank Securities at the following address: Attention: Prospectus Group, 60 Wall Street, New York, New York 10005, e-mail: prospectus.CPDG@db.com or toll free at 1-800-503-4611, or BofA Merrill Lynch at the following address: BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department or email: dg.prospectus_requests@baml.com, or Citigroup at the following address: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, email: prospectusdept@citi.com or toll free at 1-800-831-9146, or Credit Suisse at the following address: Attention: Prospectus Department, One Madison Avenue, New York, New York 10010 or e-mail: newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The senior notes offerings are being made only by means of their respective prospectus supplements and the accompanying prospectus.

About KB Home

KB Home (NYSE: KBH) is one of the largest homebuilders in the United States, with more than 600,000 homes delivered since our founding in 1957. We operate in 38 markets in eight states, primarily serving first-time and first move-up homebuyers, as well as second move-up and active adults. We are differentiated in offering customers the ability to personalize what they value most in their home, from choosing their lot, floor plan, and exterior, to selecting design and décor choices in our KB Home Studios. In addition, our industry leadership in sustainability helps to lower the cost of homeownership for our buyers compared to a typical resale home. We take a broad approach to sustainability, encompassing energy efficiency, water conservation, healthier indoor environments, smart home capabilities and waste reduction. KB Home is the first national builder to have earned awards under all of the U.S. EPA’s homebuilder programs — ENERGY STAR®, WaterSense® and Indoor airPLUS®.

Forward-Looking and Cautionary Statements

Certain matters discussed in this press release, including any statements that are predictive in nature, depend upon or refer to future events or conditions, include words such as “intends” and similar expressions, or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors, and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; the execution of any share repurchases pursuant to our board of directors’ authorization; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors; present or future failures of lawmakers to agree on a budget or appropriation legislation to fund the federal government’s operations, and financial markets’ and businesses’ reactions to such failures; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (the “TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including those resulting from regulatory guidance and interpretations issued with respect to the TCJA; changes in U.S. trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; the availability and cost of land in desirable areas and our ability to timely develop acquired land parcels and open new home communities; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our returns-focused growth plan and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt to capital ratio and other financial and operational targets and objectives; income tax expense volatility associated with stock-based compensation;

the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; the performance of KBHS Home Loans, LLC, our mortgage banking joint venture with Stearns Lending, LLC; information technology failures and data security breaches; the possibility that the proposed offerings of the senior notes will not close timely, or at all; and other events outside of our control. Please see our Annual Report on Form 10-K for the fiscal year ended November 30, 2018 and our other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.

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